UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported):  December 10, 2007
Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street, Middlefield, Ohio	44062-0035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(440) 632-1666
[not applicable]

(Former nme or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers
     At its December 10, 2007 meeting, Middlefield Banc Corp.’s board of directors took a number of actions affecting officer compensation, including determining the compensation of President and Chief Executive Officer Thomas G. Caldwell, Executive Vice President and Chief Operating Officer James R. Heslop, II, Chief Financial Officer and Treasurer Donald L. Stacy, and The Middlefield Banking Company’s Senior Vice President/Senior Loan Officer Jay P. Giles. Base salary in 2007 for Mr. Caldwell will be $216,000 (no change), for Mr. Heslop $175,000 (no change), for Mr. Stacy $126,500, and for Mr. Giles $112,840. None of the officers is a party to an employment agreement.
     The Board’s Compensation Committee administers Middlefield Banc Corp.’s stock option plan. At its November 27, 2007 meeting, the Compensation Committee awarded to seven officers options to acquire an aggregate of 3,150 shares of Middlefield Banc Corp. common stock at the exercise price of $37.00 per share. The options will vest in one year. Messrs. Stacy and Giles were awarded options to acquire 750 and 500 shares, respectively.
     Lastly, the committee moved to continue for 2008 the Annual Incentive Plan, a short-term cash incentive plan initially adopted in 2003 that is designed to reward employees with additional cash compensation if specified objectives are achieved. The objectives are tied to the strategic and financial plans of Middlefield Banc Corp.’s bank subsidiary. The bank-wide performance measures can consist of return on average equity (ROAE), return on average assets (ROAA), loan growth, deposit growth, efficiency ratio, and net interest margin. Performance measures specific to each individual can also be taken into account. Each employee has pre-determined goals and is provided with a quarterly report of his or her achievement of the goals. For 2008, the only bank-wide performance measure that will apply is ROAE.
     If targeted performance is achieved in 2008, Mr. Caldwell could receive a cash bonus in an amount equal to 20% of his base salary, up to 30% of base salary if performance targets are exceeded, or only 10% if performance does not achieve the target but nevertheless satisfies the minimum performance standard. Mr. Heslop could receive a cash bonus in an amount equal to 15% of his salary for achievement of the target, up to 20% if targets are exceeded, or only 10% if performance does not achieve the target but satisfies the minimum performance standard. Messrs. Giles and Stacy could receive a cash bonus ranging from an amount equal to 7.5% of salary if the minimum performance measures are achieved, 10% of salary if targets are achieved, or 12.5% if targets are exceeded. Distributions under the plan are made in the first quarter of the year if the established goals for the preceding year are achieved. The Annual Incentive Plan may be terminated by the Board at any time.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.
Date: December 14, 2007	/s/ James R. Heslop, II
James R. Heslop, II
Executive Vice President and COO